Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

1.	Registration Statement (Form S-8 No. 333-191674) pertaining to the QTS Realty Trust, Inc. 2013 Equity Incentive Plan
2.	Registration Statement (Form S-3 No. 333-199848) of QTS Realty Trust, Inc.
3.	Registration Statement (Form S-3 No. 333-199844) of QTS Realty Trust, Inc.
4.	Registration Statement (Form S-8 No. 333-204020) pertaining to the QTS Realty Trust, Inc. 2013 Equity Incentive Plan
5.	Registration Statement (Form S-8 No. 333-205040) pertaining to the QTS Realty Trust, Inc. Employee Stock Purchase Plan of our report dated February 29, 2016, with respect to the consolidated financial statements and schedules of QTS Realty Trust, Inc. and the effectiveness of internal control over financial reporting of QTS Realty Trust, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Kansas City, Missouri

February 29, 2016